UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2017

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

(310) 252-2000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2017, Mattel, Inc. (the “Company” or “Mattel”) announced that Joseph J. Euteneuer was appointed Chief Financial Officer (“CFO”) of the Company effective as of September 25, 2017. As previously reported, following the appointment and transition of Mr. Euteneuer as the Company’s Chief Financial Officer, Kevin M. Farr separated from the Company effective as of September 29, 2017.

Prior to joining Mattel, Mr. Euteneuer, age 62, served as Co-Chief Executive Officer and Chief Financial Officer of Americas of Rivada Networks, LLC, a communications technology business, since May 2016. He was Chief Financial Officer of Sprint Corporation, a communications company, from April 2011 through August 2015 and a senior financial advisor of Sprint from September 2015 until December 2015. From September 2008 until April 2011, he served as Executive Vice President and Chief Financial Officer of Qwest Communications International, Inc., a wireline telecom company. Mr. Euteneuer served as Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings, Inc. from 2002 to 2008 after it merged with SIRIUS Satellite Radio, Inc. Previously, he held various management positions at Comcast Corporation and its subsidiary, Broadnet Europe. He began his career in public accounting in 1978 with Deloitte and has also worked at PricewaterhouseCoopers. He is a Certified Public Accountant.

In connection with him becoming CFO, the Company entered into an offer letter with Mr. Euteneuer on September 25, 2017 (the “Offer Letter”), which provides for the following: (i) an annual base salary of $900,000; (ii) a target annual cash incentive opportunity under the Mattel Incentive Plan (“MIP”) of 100% of base salary, up to a maximum of 200% of base salary, with a minimum payout for 2017 of $300,000; and (iii) a sign-on bonus in an aggregate amount of $400,000, with the first $200,000 payable within 30 days of his hire date and the remaining $200,000 payable on the regularly scheduled payroll date following January 1, 2019, provided he has been continuously employed in good standing through January 1, 2019. In the event Mr. Euteneuer resigns his employment with the Company or is terminated for cause, in either case, within one year following his hire date, he will also be obligated to repay the initial sign-on bonus payment of $200,000. The Offer Letter also provides for the following equity grants to be granted on the last trading day of the month of his hire date, which will vest as to one third of the shares subject thereto on each of the first three anniversaries of the grant date, subject to Mr. Euteneuer’s continued employment with the Company through each applicable vesting date:

(a)	New Hire Equity Grants:
●	a number of restricted stock units (“RSUs”) equal to $900,000 divided by the closing stock price of the Company’s common stock on the date of grant;
●	a grant of a stock option to purchase a number of shares of the Company’s common stock equal to $900,000 divided by a Black-Scholes value based on the closing stock price of the Company’s common stock on the date of grant;

(b)	Special Inducement Equity Grants:
●	a number of RSUs equal to $900,000 divided by the closing stock price of the Company’s common stock on the date of grant;
●	a stock option to purchase a number of shares of the Company’s common stock equal to $1,000,000 divided by a Black-Scholes value based on the closing stock price of the Company’s common stock on the date of grant; and

●	a number of RSUs equal to $1,000,000 divided by the closing stock price of the Company’s common stock on the date of grant.

Mr. Euteneuer will also be eligible to receive an annual equity grant beginning in 2018 with a target grant value of $1,800,000 and to participate in the Company’s next Long-Term Incentive Program cycle with a target grant value of $900,000, in each case, subject to approval by the Compensation Committee of the Board of Directors. The Offer Letter also provides that Mr. Euteneuer will be eligible for a monthly automobile allowance of $2,000 and financial counseling services, as well as temporary accommodations, one round-trip airfare per week and expense reimbursement for incidentals through February 28, 2018 and certain other relocation benefits in connection with his relocation.

Mr. Euteneuer will be eligible to participate in the Mattel, Inc. Executive Severance Plan B, as modified by the terms of a participation letter agreement between him and the Company (the “Severance Plan”). Under the Severance Plan, in the event of a termination of Mr. Euteneuer’s employment by the Company without cause or a resignation for good reason (a “Covered Termination”), he will be entitled to: (i) severance (to be paid in equal bi-weekly installments) equal to the sum of his base salary and target bonus opportunity for the year in which the termination of employment occurs and, in the event he has not found employment on the first anniversary of his termination date, he will be eligible to receive additional payments totaling 0.75 times the sum of his base salary and target bonus opportunity; (ii) an amount representing an annual incentive payout under the MIP based on actual performance, and prorated based on the number of days that he is employed during the performance period; (iii) payment of a monthly amount equivalent to the then current COBRA premium for up to one year; (iv) accelerated vesting of all unvested stock options and extended exercise periods of up to three years following the termination date; (v) accelerated pro-rata vesting of unvested time-vesting RSUs, based on the number of months that he is employed during the vesting period; and (vi) outplacement services for up to two years not to exceed $50,000. In the event of a Covered Termination, on or within the two-year period following a change of control of the Company, Mr. Euteneuer will be provided with: (i) a lump-sum severance payment equal to 1.75 times the sum of his annual base salary and target bonus opportunity for the year in which the termination of employment occurs; (ii) an amount representing an annual incentive payout under the MIP based on his target annual incentive opportunity for the year in which the termination of employment occurs, and prorated based on the number of days that he is employed during the performance period; (iii) accelerated vesting of all unvested stock options and extended exercise periods of up to three years following the termination date, and accelerated vesting of all unvested time-vesting RSUs; (iv) payment of a monthly amount equivalent to the then current COBRA premium for up to 21 months; and (v) outplacement services for up to two years not to exceed $50,000.

The payments and benefits under the Severance Plan are conditioned on Mr. Euteneuer’s execution of a general release agreement with the Company and, in certain circumstances, compliance with post-employment covenants to (i) protect the Company’s confidential information; (ii) not accept employment with or provide services to a competitor or solicit the Company’s employees for one year after the termination date; and (iii) not disparage or otherwise impair the Company’s reputation or goodwill or the commercial interests of the Company or any of the Company’s affiliated entities or its officers, directors, employees, stockholders, agents or products.

The foregoing descriptions are qualified in their entirety by reference to the Offer Letter and the participation letter agreement under the Mattel, Inc. Executive Severance Plan B, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On October 3, 2017, Mattel issued a press release regarding the appointment of Mr. Euteneuer as the Company’s Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Letter Agreement between Mattel, Inc. and Joseph J. Euteneuer, dated September 25, 2017, regarding an offer of employment for the position of Chief Financial Officer
10.2	Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B between Mattel, Inc. and Joseph J. Euteneuer, dated September 25, 2017
99.1**	Press release dated October 3, 2017

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017	MATTEL, INC.

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary